Exhibit 10.1

Executive Restricted Stock Unit Agreement

Under Share-Matching Program

NEITHER THE SECURITIES NOR THE SECURITIES ISSUABLE PURSUANT TO THIS AGREEMENT HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, WHICH OPINION SHALL BE SATISFACTORY TO THE COMPANY.

THE SECURITIES (AND THE SECURITIES ISSUABLE PURSUANT TO THIS AGREEMENT) ARE HELD BY AN AFFILIATE OF THE COMPANY AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO IT THAT THE SECURITIES MAY BE SOLD PURSUANT TO RULE 144 OR ANOTHER AVAILABLE EXEMPTION UNDER SUCH ACT AND THE RULES AND REGULATIONS THEREUNDER.

To: Daniel E. Case (referred to herein as “you”)

1347 Property Insurance Holdings, Inc. (the “Company”) is pleased to confirm that you have been granted a Restricted Stock Unit (“RSU”) Award (this “Award”), effective June 15, 2018 (the “Award Date”). This Award is subject to the terms of this Executive Restricted Stock Unit Agreement Under Share-Matching Program (this “Agreement”).

1.	Acceptance of Terms and Conditions. To be eligible to receive this Award, you must sign this Agreement and return it to John S. Hill, Vice President, Chief Financial Officer and Secretary, within 30 days after the Award Date. By signing this Agreement, you acknowledge and agree that this Award does not confer any legal or equitable right (other than those rights constituting the Award itself) against the Company or any subsidiary directly or indirectly, or give rise to any cause of action at law or in equity against the Company. This Award was granted pursuant to the inducement grant exception under Nasdaq Listing Rule 5635(c)(4), and not pursuant to the Company’s 2018 Equity Incentive Plan or any other equity incentive plan of the Company, as an inducement that was material to the Participant entering into employment with the Company. By your acceptance of this Agreement, you agree to be bound by all of the terms of this Agreement.

2.	Grant of Restricted Stock Units. Subject to the restrictions, limitations, terms and conditions specified in this Agreement, the Company hereby grants you as of the Award Date 136,054 RSUs. Each RSU represents the contingent right to receive one Common Share upon vesting of the RSU. These RSUs will remain restricted until the applicable vesting date set forth below (each, a “Vesting Date”). Prior to the Vesting Dates, the RSUs are not transferable by you by means of sale, assignment, exchange, pledge, or otherwise, and the transferability of the Common Shares issuable upon vesting of the RSUs are subject to securities law restrictions. On each of the below-stated Vesting Dates on which you continue to be employed by the Company, you will vest in the below-stated percentage of the total number of RSUs awarded in this Agreement, until you are 100% vested, provided that you maintain ownership of the Common Shares purchased under the Company’s share-matching program through the full five-year vesting period:

Vesting Date	Vested Percentage of RSUs Awarded
First Anniversary of the Award Date	20%
Second Anniversary of the Award Date	20%
Third Anniversary of the Award Date	20%
Fourth Anniversary of the Award Date	20%
Fifth Anniversary of the Award Date	20%

3.	Dividend Equivalents. Dividend equivalents, if any, payable on the vested RSUs will be accrued on your behalf for the period between the Vesting Date and the date you are delivered Common Shares. Any such dividends shall be paid to you, without interest, on the date Common Shares are actually delivered to you under the terms of this Agreement.

4.	Death or Disability. In the event that you cease active employment with the Company because of your death or Disability prior to one or more Vesting Dates, all unvested RSUs will vest as of the date of death or the date you are determined to be experiencing a Disability.

5.	Distribution of Shares Upon Vesting. Common Shares will be delivered to you or, in the event of your death, your beneficiary, during the 30-day period following the date the corresponding RSUs vest, except as otherwise provided in this Agreement.

6.	Termination Other than as a Result of Death or Disability. If your employment is terminated by the Company or by you for any reason other than death or Disability, then all unvested RSUs are forfeited on the date of termination. The Board of Directors of the Company may, in its discretion, accelerate vesting in the event of your early retirement, provided that you maintain ownership of the Common Shares purchased under the Company’s share-matching program through the full five-year vesting period.

7.	Clawback. The RSUs and any cash payment or Common Shares delivered pursuant to this Agreement are subject to forfeiture, recovery by the Company or any clawback or recoupment policy which the Company, by action of its Board of Directors, may adopt from time to time, including without limitation any such policy which the Company may be required to adopt under the Dodd-Frank Wall Street Reform and Consumer Protection Act and implementing rules and regulations thereunder, or as otherwise required by law.

8.	Adjustments. If the number of outstanding Common Shares is changed as a result of a stock split or the like without additional consideration to the Company, the number of RSUs subject to this Award shall be adjusted to correspond to the change in the outstanding Common Shares.

9.	Rights as a Stockholder. By accepting this Award, you shall have no rights as a stockholder of the Company in respect of the RSUs, including the right to vote until and unless the RSUs have vested and ownership of Common Shares issuable upon vesting of the RSUs has been transferred to you.

10.	Public Offer Waiver. By voluntarily accepting this Award, you acknowledge and understand that your rights under this Agreement are offered to you strictly as an employee of the Company and that this Award of RSUs is not an offer of securities made to the general public.

11.	Restricted Securities. You understand that the RSUs and the Common Shares issuable upon vesting of the RSUs have not been registered under the Securities Act or any applicable state securities laws and are being issued to you in reliance upon exemption from such registration under the Securities Act as well as under applicable state securities laws. By accepting this Award, you confirm that you have been informed that the RSUs and the Common Shares issuable upon vesting of the RSUs are restricted securities under the Securities Act and under applicable state securities laws and may not be resold or transferred unless they are first registered under the federal securities laws and registered or qualified under applicable state securities laws, unless an exemption from such registration or qualification is available. Accordingly, you acknowledge that you are aware that exemptions under the Securities Act or applicable state securities law may not be available to permit the resale of the Common Shares issuable upon vesting of the RSUs and that you are prepared to hold the Common Shares issuable upon vesting of the RSUs for an indefinite period. The certificates representing the Common Shares issuable upon vesting of the RSUs shall bear such restrictive legends as are required or deemed advisable under the provisions of all applicable laws.

12.	Interpretations. Any dispute, disagreement or question that arises under, or as a result of, or in any way relates to the interpretation, construction or application of the terms of this Agreement will be determined and resolved by the Compensation and Management Resources Committee of the Board of Directors of the Company (the “Committee”) or its authorized delegate. Such determination or resolution by the Committee or its authorized delegate will be final, binding and conclusive for all purposes.

13.	No Rights to Continued Employment. By voluntarily acknowledging and accepting this Award, you acknowledge and understand that this Award shall not form part of any contract of employment between you and the Company. Nothing in the Agreement confers on you any right to continue in the employ of the Company or in any way affects the Company’s right to terminate your employment without prior notice at any time or for any reason. You further acknowledge that this Award is for future services to the Company and is not under any circumstances to be considered compensation for past services.

14.	Nature of Grant. In accepting the grant, you acknowledge, understand, and agree that: (a) the RSUs are extraordinary items and are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, end of service payments, bonuses, pension or welfare or retirement benefits or similar payments; (b) in no event should the RSUs be considered as compensation for, or relating in any way to, past services for the Company, nor are the RSUs or the underlying Common Shares intended to replace any pension rights or compensation; (c) the future value of the underlying Common Shares is unknown and cannot be predicted with certainty; and (d) the Company is not providing any tax, legal or financial advice.

15.	Miscellaneous.

a.	Modification. By accepting this Award, you agree that the granting of the Award is at the discretion of the Committee and that acceptance of this Award is no guarantee that future Awards will be granted to you. The Award of these RSUs is documented by the records of the Committee or its delegate which shall be the final determinant of the number of Common Shares granted and the conditions of this Agreement. The Committee may amend or modify this Award in any manner as permitted by law, provided that no such amendment or modification shall impair your rights under this Agreement without your consent. Notwithstanding anything in this Agreement to the contrary, this Award may be amended by the Company without your consent, including but not limited to modifications to any of the rights granted to you under this Agreement, at such time and in such manner as the Company may consider necessary or desirable to reflect changes in law, including, but not limited to, exchange listing requirements.

b.	Governing Law. All matters arising under this Agreement, including matters of validity, construction and interpretation, shall be governed by the internal laws of the State of Delaware, without regard to any state’s conflict of law principles.

c.	Successors and Assigns. Except as otherwise provided herein, this Agreement will bind and inure to the benefit of the respective successors and permitted assigns of the parties hereto whether so expressed or not.

d.	Severability. Whenever feasible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

e.	Impact Upon Termination of Employment. By voluntarily acknowledging and accepting this Award, you agree that no benefits accruing under this Agreement will be reflected in any severance or indemnity payments that the Company may make or be required to make to you in the future, regardless of the jurisdiction in which you may be located.

16.	Securities Laws. By accepting this Award, you acknowledge and confirm that: (a) you have the knowledge and experience in financial and business matters necessary to exercise, and that you are capable of evaluating the merits and risks relating to the RSUs and the Common Shares issuable upon vesting of the RSUs; and (b) that you are acquiring the RSUs and the Common Shares issuable upon vesting of the RSUs for your own account and not with any view towards a distribution of the Common Shares issuable upon vesting of the RSUs. The issuance of the Common Shares issuable upon vesting of the RSUs shall be subject to you making or entering into such written representations, warranties and agreements as any officer of the Company may reasonably request in order to comply with applicable securities laws and government regulations.

17.	Imposition of Other Requirements. The Company reserves the right to impose other requirements on the RSUs and on any Common Shares acquired under this Award, to the extent the Company determines it is necessary or advisable in order to comply with applicable law or facilitate this Award, and to require you to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

18.	Taxes. You acknowledge that (a) the ultimate liability for any and all taxes payable with respect to your benefits under this Award, including but not limited to federal and state income and employment taxes (collectively, “Tax-Related Items”) are your responsibility and may exceed the amount actually withheld by the Company and (b) the Company (i) makes no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the RSUs, including, but not limited to, the grant, vesting and/or conversion of the RSUs and issuance of Common Shares; (ii) does not commit and is under no obligation to structure the terms of the grant or any aspect of the RSUs to reduce or eliminate your liability for Tax-Related Items; (iii) may be required to withhold or account for Tax-Related Items in more than one jurisdiction if you have become subject to tax in more than one jurisdiction between the Award Date and the date of any relevant taxable event; and (iv) may refuse to deliver the Common Shares to you if you fail to comply with your obligations in connection with the Tax-Related Items as provided in this Section. You agree to pay any such Tax-Related items in cash unless otherwise agreed by the Company.

19.	Section 409A Provisions. The payment of Common Shares under the Award is intended to be exempt from the application of Section 409A of the Code by reason of the short-term deferral exemption set forth in Treasury Regulation §1.409A-1(b)(4). Notwithstanding anything in this Agreement to the contrary, to the extent that any amount or benefit hereunder that constitutes nonqualified deferred compensation under Section 409A of the Code and applicable guidance thereunder is otherwise payable or distributable to you under this Agreement solely by reason of the occurrence of a termination of employment following a Change of Control or due to your Disability, such amount or benefit will not be payable or distributable to you by reason of such circumstance unless the Committee determines in good faith that (i) the termination of employment following a Change in Control constitutes a “separation from service” or the Disability is a “disability”, as the case may be, under Section 409A(a)(2)(A) of the Code and applicable final regulations, or (ii) the payment or distribution of such amount or benefit would be exempt from the application of Section 409A by reason of the short-term deferral exemption or otherwise. In no event shall the Company have any responsibility for tax consequences to you (or your beneficiary) resulting from the terms or operation of this Award Agreement. Any payment or distribution that constitutes nonqualified deferred compensation subject to Section 409A and that becomes payable to you while you are a specified employee as defined in Section 409A(a)(2)(B) of the Code on account of separation from service instead shall be made on the earlier of the date that is six months and one day after the date of such separation from service and your death.

20.	Data Privacy. In order to administer this Award, the Company may process personal data about you. Such data includes, but is not limited to the information provided in this Agreement and any changes thereto, other appropriate personal and financial data about you such as home address and business addresses and other contact information and any other information that might be deemed appropriate by the Company to facilitate the administration of this Award. By signing this Agreement, you give explicit consent to the Company to process any such personal data. You also give explicit consent to the Company to transfer any such personal data outside the country in which you work or are employed, including, if you are not a U.S. resident, to the United States, to transferees that shall include the Company and other persons who are designated by the Company to administer this Award.

The undersigned hereby acknowledges, accepts, and agrees to all terms and provisions of the foregoing Agreement.

/s/ Daniel E. Case
Employee

June 15, 2018
Date

The signed Agreement must be returned to John S. Hill, Vice President, Chief Financial Officer AND SECRETARY, within 30 days OF the AWARD Date.